SEVENTH AMENDATORY AGREEMENT,
                               CONSENT AND WAIVER

                       FLEET BANK, N.A. (formerly known as
               NATWEST USA CREDIT CORP.), as Agent and as a Lender
                                175 Water Street
                            New York, New York 10038

                       HELLER FINANCIAL, INC., as a Lender
                                 101 Park Avenue
                            New York, New York 10178


as of May 15, 1996


FARM FRESH, INC.
FF HOLDINGS CORPORATION
c/o Farm Fresh, Inc.
7530 Tidewater Drive
Norfolk, Virginia 23501

         Re: Revolving Credit Agreement dated as of December 10, 1993 (as amended to date, the "Credit Agreement") among Farm Fresh, Inc., the Guarantors named therein, the Lenders named therein, and Fleet Bank, N.A. (formerly known as NatWest USA Credit Corp.), as Agent

Ladies and Gentlemen:

                  Reference is made to the above-captioned Credit Agreement. You have advised the Agent and Lenders that the Borrower desires to (i) enter into a stock purchase agreement to be dated on or about June 1, 1996 (the "Store # 824 Agreement") between the Borrower and Community Pride, Inc. ("Community Pride"), pursuant to which the Borrower intends to sell, and Community Pride intends to purchase, the stock of Farm Fresh 824, Inc., a subsidiary of Borrower formed solely for the purpose of holding and effecting the sale of store assets (the "Store # 824 Assets") located at Store #824 of the Borrower located in Richmond Virginia and enter into an agreement with Community Pride pursuant to which the Store #824 lease would be assigned to Community Pride and (ii) enter into an asset purchase agreement dated May 3, 1996 (the "Store # 191 Agreement", and together with the Store # 824 Agreement, each an "Agreement" and collectively, the "Agreements") between the Borrower and Winn-Dixie Raleigh, Inc. ("Winn-Dixie"), pursuant to which the Borrower intends to sell, and Winn-Dixie intends to purchase, the lease and store assets (excluding inventory other than prescription drugs) (the "Store # 191 Assets" and, together with the Store # 824 Assets, the "Sold Assets") located at Store #191 of the Borrower located in Elizabeth City, North Carolina.



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                   Section 6.12 of the Credit Agreement requires Borrower to
pledge, pursuant to the Pledge Agreement, the stock of any newly created subsidiary and cause any such subsidiary to become a Guarantor. Section 7.05 of the Credit Agreement restricts the ability of the Borrower to sell, assign or otherwise dispose of any of its assets. Section 7.06 of the Credit Agreement restricts the ability of Borrower to own or acquire any stock, obligations, assets or securities of any other person. Section 2.07(c) of the Credit Agreement requires that the Commitment thereunder be reduced in connection with certain asset sale transactions. Section 2.09(f) of the Credit Agreement requires that the Borrower give the Agent certain prior written notice with respect to certain events, including certain prepayments.

                  You have requested that the Agent and Lenders (a) consent to the sale of the Store # 824 Assets pursuant to the terms of the Store # 824 Agreement and the assignment of the Store # 824 lease (the "Store # 824 Transaction") and consent to the sale of the Store #191 Assets pursuant to the terms of the Store # 191 Agreement (the "Store #191 Transaction" and together with the Store #824 Transaction, collectively, the "Transactions"); (b) consent to the Borrower's formation of Farm Fresh 824, Inc. for the sole purpose of holding the Store #824 Assets and effecting the Store #824 Transaction; (c) waive with respect to the Store #824 Transaction their right to a pledge of the stock of Farm Fresh 824, Inc. and their right to its becoming a Guarantor under the Credit Agreement; (d) waive with respect to the Transactions their right to the prior written notice of prepayment as required under Section 2.09(f) of the Credit Agreement; (e) waive with respect to the Transactions their right to a Commitment reduction as referenced in Section 2.07(c) of the Credit Agreement and (f) release the security interest of the Agent with respect to the Store #824 Assets and with respect to the Store #191 Assets.

                  Subject to the terms and conditions hereof, upon the effectiveness of this Amendment, Consent and Waiver, the Agent and Lenders hereby (a) consent to the Transactions; (b) consent to the formation of Farm Fresh 824, Inc. for the sole purpose of holding the Store # 824 Assets and effecting the Store # 824 Transaction; (c) waive their right to a pledge of Farm Fresh 824 Inc.'s stock and its becoming a Guarantor under the Credit Agreement;
(d) waive their right to the prior written notice of prepayment in connection with the Transactions as required under Section 2.09(f) of the Credit Agreement;
(e) waive their right to a Commitment reduction in connection with the Transactions as referenced in Section 2.07(c) and (f) release any lien and/or security interest in their favor in the Sold Assets; provided, however, that the foregoing consent and waiver shall be limited to the Transactions as described herein and shall not apply to any other transaction; and provided, further, that this amendment, consent and waiver letter (the "Amendment, Consent and Waiver") shall not diminish any of the rights, powers and remedies of the Agent or Lenders under the Credit Agreement or otherwise with respect to any other existing or future transaction.

                  You have also advised the undersigned that the Borrower has entered into a certain equipment lease financing with AT&T Credit Corporation ("AT&T ") with respect to certain "scanner" and related equipment used in the Borrower's business in the aggregate amount of approximately $5,000,000, pursuant to a Lease dated April 23, 1996 between the Borrower and AT&T . Although it was your intention to lease the foregoing equipment, $800,000 of the

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equipment was delivered by AT&T prior to consummation of the foregoing Lease and
AT&T has now requested that such $800,000 worth of equipment be treated as being subject to a sale/leaseback transaction. Based upon your representation to the undersigned that the foregoing transaction is in compliance with all other provisions of the Credit Agreement, the undersigned hereby agrees that the transaction with AT&T described above shall not count toward the $10,000,000 sale/leaseback basket set forth in Section 7.02(i) of the Credit Agreement.

                  This Amendment, Consent and Waiver shall be effective only upon satisfaction of the following conditions precedent:

                  1. The Agent shall have received a true and complete copy of all material agreements, documents, and instruments entered into in connection with the Transactions (collectively, the "Transaction Documents"), each of the foregoing to be in form and substance satisfactory to the Agent and the Lenders, and the Borrower shall have certified to the Agent and the Lenders that the Transactions shall have been consummated in accordance with the terms of the Transaction Documents applicable to it and applicable law.

                  2. The Agent and Lenders shall have received either (i) the consent with respect to the Transactions of all of the holders of the Borrower's senior unsecured indebtedness and Subordinated Indebtedness or (ii) an opinion of counsel stating that the Transactions do not conflict with or violate in any manner the terms of any of the Borrower's Senior Notes (or the related Senior Indenture) or Subordinated Indebtedness or in any manner affect status of the Obligations under the Credit Agreement regarding the subordination provisions of the Borrower's Subordinated Indebtedness, the foregoing to be in form and substance satisfactory to the Agent and the Lenders; and

                  3. The Agent shall have received counterparts to this Amendment, Consent and Waiver, duly executed and delivered by each of the Agent, the Lenders, the Borrower and the Guarantors, and the Agent shall have additionally received all of the following documents, each document being dated the effective date of this Amendment, Consent and Waiver, in form and substance satisfactory to the Agent:

                           (a) a certificate of the Secretary or an
Assistant Secretary of the Borrower and the Guarantor certifying the names and true signatures of their respective officers authorized to sign this Amendment, Consent and Waiver and the other documents to be delivered hereunder;

                           (b) certified copies of (i) the resolutions of
the Board of Directors of the Borrower and the Guarantor approving this Amendment, Consent and Waiver and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, Consent and Waiver and the matters contemplated hereby;

                           (c) a certificate signed by a duly authorized
officer of each of the Borrower and the Guarantor stating that: (i) the representations and warranties of the Borrower

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as set forth in Article IV of the Credit Agreement and in any documents delivered therewith, including the Loan Documents, are true and correct on and as of the date of such certificate as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date or are based on the accuracy of schedules prepared as of a prior date);
(ii) the execution, delivery and performance by the Borrower and the Guarantor of this Amendment, Consent and Waiver, and the Transaction Documents are within the Borrower's and Guarantor's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (x) the charter or by-laws, and (y) any law or any contractual restriction binding on or affecting the Borrower or the Guarantor; (iii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or the Guarantor of this Amendment, Consent and Waiver; (iv) this Amendment, Consent and Waiver and each of the Transaction Documents constitute the legal, valid and binding obligations of the Borrower and the Guarantor enforceable against the Borrower and the Guarantor in accordance with their respective terms; (v) there is no pending or threatened action or proceeding affecting the Borrower, the Guarantor or any of their respective subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower, the Guarantor or any subsidiary or which purports to affect the legality, validity or enforceability of this Amendment, Consent and Waiver, and/or any of the Transaction Documents; and

                           (d) a favorable opinion of Kaufman & Canoles,
counsel for the Borrower and the Guarantor, in a form reasonably acceptable to the Agent and Lenders.

                  4. The entire net proceeds of the Sold Assets (to a maximum amount equal to the principal amount of Loans outstanding at such time) shall have been applied by the Borrower to a repayment of the outstanding principal balance of the Loans, but such repayment will not reduce the Commitment under the Credit Agreement.

                  The parties hereto acknowledge that the Store #824 Transaction and the Store #191 Transaction may be consummated on the same or different dates and that the foregoing conditions precedent with respect to such Transactions may be satisfied on the same or on different dates. In the event that the conditions precedent have been satisfied with respect to the Transactions on different dates or with respect to one Transaction and not the other, then the consent of the Agent and the Lenders shall be limited to the Transaction for which all conditions precedent have been satisfied.

                  By your signature below, you jointly and severally (a) repeat each of the representations and warranties set forth in Article IV of the Credit Agreement and in any documents delivered therewith, including the Loan Documents, (except insofar as such representations and warranties relate expressly to an earlier date or are based on the accuracy of schedules prepared as of a prior date); (b) certify that, both before and after giving effect to the Transaction, the terms of this Amendment, Consent and Waiver and the terms of the Transaction Documents, no Default or Event of Default has occurred and is continuing (other than as the

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Borrower has notified the Agent in writing on or before the effective date of this Amendment, Consent and Waiver); and (c) confirm and reaffirm all collateral security, guarantees and other agreements executed or furnished by you in connection with the Credit Agreement.

                  Except as modified hereby, all terms and conditions of the Credit Agreement and the Loan Documents remain in full force and effect.

                  Terms used but not defined herein shall have the meaning assigned thereto in the Credit Agreement.

                  The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment, Consent and Waiver and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, Consent and Waiver and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this paragraph. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment, Consent and Waiver and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes.

                  This Amendment, Consent and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  This Amendment, Consent and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

                              Very truly yours,


                              FLEET BANK, N.A. (formerly known as
                              NATWEST USA CREDIT CORP.), as
                              Agent and as Lender

                              By:/s/ Fleet Bank, N.A.
                              Title:

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                                     HELLER FINANCIAL, INC.,
                                     as Lender


                                     By:/s/ Heller Financial, Inc.
                                     Title:


                                     FARM FRESH, INC.


                                     By:/s/ Farm Fresh, Inc.
                                     Title:


                                     FF HOLDINGS CORPORATION,
                                     as Guarantor


                                     By:/s/ FF Holdings Corporation
                                     Title:





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